Exhibit 99.1

Certificate of Chief Executive and Chief Financial Officers

        The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Re: Andrew Corporation

Ladies and Gentlemen:

        In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

    (i)
    this Current Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

    (ii)
    the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Andrew Corporation.

Dated as of this 14 day of May 2003.

/s/ RALPH E. FAISON Ralph E. Faison President and Chief Executive Officer	/s/ CHARLES R. NICHOLAS Charles R. Nicholas Vice Chairman and Chief Financial Officer

        A signed original of this written statement required by section 906 has been provided to Andrew Corporation and will be retained by Andrew Corporation and furnished to the Securities and Exchange commission or its staff upon request.